PROSPECTUS SUPPLEMENT (To Prospectus dated November 16, 2010)	Filed pursuant to Rule 424(b)(5) Registration No. 333-170300
16,000,000 Shares of Common Stock
We are offering up to 16,000,000 shares of our common stock in this offering in one or more separate closings at $1.00 per share. 10,000,000 shares of our common stock will be sold in the first closing. At the option of the purchasers and subject to certain conditions, we will sell up to an additional 6,000,000 shares of our common stock at one or more subsequent closings which will take place no later than the third trading day after February 18, 2011.
Our common stock is quoted on The Nasdaq Global Market under the symbol “STEM.” On January 6, 2011, the last reported sales price of our common stock on The Nasdaq Global Market was $1.11 per share.
Investing in our securities involves a high degree of risk. Before buying any securities, you should read the discussion of material risks of investing in our common stock under the heading “Risk factors” beginning on page S-3 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

			Maximum
	Per Share		Offering Amount
Offering price	$1.00		$16,000,000	(1)
Placement fees	$0.055	(2)	$550,000	(2)
Proceeds, before expenses, to us at the initial closing	$0.945	(2)	$9,450,000	(2)
Proceeds, before expenses, to us at subsequent closings	$1.00	(2)	$6,000,000	(2)

(1)	Maximum offering amount assuming that the maximum number of shares offered hereby are sold. As described under “Plan of distribution” below, we are offering 10,000,000 shares of common stock at the initial closing and may be required to sell up to 6,000,000 shares of common stock at one or more subsequent closings, subject to certain limitations and qualifications.

(2)	The placement fees are equivalent to 5.5% of the gross proceeds of the initial closing only ($10,000,000).
Chardan Capital Markets, LLC is acting as placement agent as described in “Plan of distribution,” below. Delivery of the shares for the initial closing will be made on or about January 7, 2011.
We estimate the total expenses of this offering, excluding placement fees, will be approximately $50,000. Because there is no minimum offering amount required to be purchased in the closings, the actual offering amount and net proceeds to us in this offering may be substantially less than the maximum offering amounts set forth above.
Chardan Capital Markets, LLC
The date of this prospectus supplement is January 7, 2011.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated November 16, 2010 and any amendments to such prospectus. This prospectus supplement provides supplemental information regarding us, updates certain information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where you can find more information.” You should carefully read both this prospectus supplement and the accompanying prospectus, as well as the additional information described under “Incorporation of certain documents by reference,” before deciding to invest in the shares.
You should rely only on the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you different or additional information. You should not assume that the information included or incorporated by reference in this prospectus supplement and accompanying prospectus is accurate as of any date after the respective dates of the documents containing the information.

Prospectus supplement
Prospectus

Prospectus Summary	4
Risk factors	5
Note Regarding Forward-looking statements	5
Use of proceeds	6
Ratio of earnings to fixed charges	6
Plan of distribution	7
Description of Common Stock	9
Description of Preferred Stock	9
Description of Warrants	10
Description of Debt Securities	11
Legal matters	18
Experts	18
Where you can find more information	18
Incorporation of certain documents by reference	18
Unless the context requires otherwise, the words “StemCells,” “we,” “company,” “us” and “our” refer to StemCells, Inc. and our directly and indirectly wholly-owned subsidiaries.

Prospectus supplement summary
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the common stock we are offering as well as information regarding our business and detailed financial data. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference.
BUSINESS OVERVIEW
We are engaged in researching, developing, and commercializing stem cell therapeutics and technologies for stem cell-based research, drug discovery and development. Our research and development efforts primarily support our therapeutic product programs, where we are engaged in identifying and developing potential cell-based therapeutics which can either restore or support organ function. In particular, since we relocated our corporate headquarters to California in 1999, our efforts have been directed at refining our methods for identifying, isolating, culturing, and purifying the human neural stem cell and human liver engrafting cells (hLEC) and developing these as potential cell-based therapeutics for the central nervous system (CNS) and the liver, respectively.
In our CNS Program, our HuCNS-SC® product candidate (purified human neural stem cells) is currently in clinical development for the treatment of spinal cord injuries and of two neurodegenerative brain disorders in children, and in pre-clinical development for the treatment of retinal disorders such as age-related macular degeneration. We have completed a six patient Phase I clinical trial in infantile and late infantile neuronal ceroid lipofuscinosis (NCL), a lysomal storage disorder often referred to as Batten disease. The data from this trial showed that the HuCNS-SC cells were well tolerated, and there was evidence of engraftment and long-term survival of the HuCNS-SC cells. In October 2010, we initiated a second clinical trial in NCL to further assess the safety of HuCNS-SC cells and to examine their ability to affect the progression of the disease. We are also currently conducting a Phase I clinical trial to assess the safety and preliminary effectiveness of HuCNS-SC cells as a treatment for Pelizeaus-Merzbacher Disease (PMD), a myelination disorder in the brain. Three of the four planned patients for this trial have been enrolled and transplanted with our HuCNS-SC cells, and we anticipate completing enrollment in early 2011.
In our Liver Program, we have identified a subset of our human liver engrafting cells which we believe may be a candidate for product development, and we are working to purify and characterize this subset. We have also conducted research on several other cell types and in other areas, which could lead to other possible product candidates, process improvements or further research activities. For a brief description of our significant therapeutic research and development programs, see “Business — Overview — Cellular Medicine Programs” in Part I, Item 1 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the 2009 10-K).
We are also engaged in developing and commercializing applications of our technologies to enable stem cell-based research, which we believe represent nearer-term commercial opportunities. Our portfolio of enabling technologies includes cell technologies relating to embryonic stem cells, induced pluripotent stem (iPS) cells, and tissue-derived (adult) stem cells; expertise and infrastructure for providing cell-based assays for drug discovery; a cell culture products business; and an intellectual property portfolio with claims relevant to cell processing, reprogramming and manipulation, as well as to gene targeting and insertion. Many of our enabling technologies were acquired in April 2009 as part of our acquisition of the operations of Stem Cell Sciences Plc. For a brief description of our significant enabling technologies programs, see “Business — Overview — Enabling Technologies Programs” in Part I, Item 1 included in our 2009 10-K.
As of September 30, 2010, we had cash and cash equivalents of approximately $25 million.
OUR CORPORATE INFORMATION
We were incorporated in Delaware. Our principal executive offices are located at 3155 Porter Drive, Palo Alto, California 94304, and our telephone number is (650) 475-3100. Our website is located at www.stemcellsinc.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

The offering

Common stock we are offering	Up to 16,000,000 shares

Common stock to be outstanding after this offering	Up to 142,969,469 shares

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes, including working capital, product development and capital expenditures, as well as acquisitions and other strategic purposes. See “Use of proceeds.”

Nasdaq Global Market symbol	STEM
The number of shares of common stock shown above to be outstanding after this offering is based on the 126,969,469 shares outstanding as of September 30, 2010 and excludes:
•	11,427,099 shares of our common stock subject to options outstanding as of September 30, 2010 having a weighted average exercise price of $2.00 per share;

•	4,665,055 shares of our common stock subject to outstanding restricted stock units as of September 30, 2010 having a weighted average grant date fair value of $1.23 per share;

•	4,868,269 shares of our common stock that have been reserved for issuance in connection with future grants under our stock option plans as of September 30, 2010; and

•	14,344,828 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of September 30, 2010 having a weighted average exercise price of $2.08 per share.

Risk factors
Investing in our common stock involves a high degree of risk. In addition to the risks related to our business set forth in the accompanying prospectus and the other information included and incorporated by reference in this prospectus supplement and accompanying prospectus, you should carefully consider the risks described below before purchasing our common stock. If any of the following risks actually occurs, our business, results of operations and financial condition will likely suffer. As a result, the trading price of our common stock may decline, and you might lose part or all of your investment.
Risks Related to our Business
Any adverse development relating to our HuCNS-SC product candidate, such as a significant clinical trial failure, could substantially depress our stock price and prevent us from raising additional capital.
     At present our ability to progress as a company is significantly dependent on a single product candidate, our HuCNS-SC cells (purified human neural stem cells), and on early stage clinical trials. Any clinical, regulatory or other development that significantly delays or prevents us from completing any of our trials, any material safety issue or adverse side effect to any study participant in any of these trials, or the failure of these trials to show the results expected would likely depress our stock price significantly and could prevent us from raising the substantial additional capital we will need to further develop our cell technologies. Moreover, any material adverse occurrence in our first clinical trials could substantially impair our ability to initiate clinical trials to test our HuCNS-SC cells in other potential indications. This, in turn, could adversely impact our ability to raise additional capital and pursue our planned research and development efforts.
We have limited capital resources and we may not obtain the significant additional capital needed to sustain our research and development efforts.
     We have limited liquidity and capital resources and must obtain significant additional capital resources in order to sustain our product development efforts, acquire businesses, technologies and intellectual property rights which may be important to our business, continue preclinical and clinical testing of our therapeutic products, pursue regulatory approvals, acquire capital equipment, laboratory and office facilities, establish production capabilities, maintain and enforce our intellectual property portfolio, and support our general and administrative expenses and other working capital requirements. In addition, we will require additional capital resources to continue to develop and grow our enabling cell technologies programs. We rely on cash reserves and proceeds from equity and debt offerings, proceeds from the transfer, license, lease, or sale of our intellectual property rights, equipment, facilities, or investments, and government grants and funding from collaborative arrangements, if obtainable, to fund our operations.
     We intend to pursue opportunities for additional fundraising in the future through equity or debt financings, corporate alliances or combinations, grants or collaborative research arrangements, or any combination of these. However, external financing in the current financial environment may be particularly difficult, and the source, timing and availability of any future fundraising will depend principally upon market conditions, and, more specifically, on progress in our research, preclinical and clinical development programs. Funding may not be available when needed — at all or on terms acceptable to us. While we actively manage our programs and resources in order to conserve cash between fundraising opportunities, our existing capital resources, and the funds from this offering may not be sufficient to fund our operations beyond the next twelve months. If we exhaust our cash reserves and are unable to realize adequate additional fundraising, we may be unable to meet operating obligations and be required to initiate bankruptcy proceedings or delay, scale back or eliminate some or all of our research and product development programs.
Our product development programs are based on novel technologies and are inherently risky.
     We are subject to the risks of failure inherent in the development of products based on new technologies. The novel nature of these therapies creates significant challenges in regard to product development and optimization, manufacturing, government regulation, third party reimbursement, and market acceptance. For example, the pathway to regulatory approval for cell-based therapies, including our therapeutic product candidates, may be more complex and lengthy than the pathway for conventional drugs. These challenges may prevent us from developing and commercializing products on a timely or profitable basis or at all.
Our technologies are at early stages of discovery and development, and we may fail to develop any commercially acceptable or profitable products.

     We have incurred significant operating losses and negative cash flows since inception. We have not achieved profitability and may not be able to realize sufficient revenue to achieve or sustain profitability in the future. We have yet to develop any therapeutic products that have been approved for marketing, and we do not expect to become profitable within the next several years, but rather expect to incur additional and increasing operating losses. Before commercializing any therapeutic product, we will need to obtain regulatory approval from the FDA or from equivalent foreign agencies after conducting extensive preclinical studies and clinical trials that demonstrate that the product candidate is safe and effective. Except for the NCL trial we completed at Oregon Health & Science University (OHSU), and our currently ongoing PMD trial at University of California, San Francisco Childrens Hospital, we have had no experience conducting human clinical trials. We expect that none of our cell-based therapeutic product candidates will be commercially available for several years, if at all.
     While the FDA has approved our IND to conduct a Phase I clinical trial for PMD and we submitted a protocol to the FDA for a second NCL trial designed to further assess the safety of HuCNS-SC cells in NCL, there can be no assurance that our clinical trials will be completed or result in a successful outcome.
     We may elect to delay or discontinue studies or clinical trials based on unfavorable results. Any product developed from, or based on, cell technologies may fail to:
•	survive and persist in the desired location;

•	provide the intended therapeutic benefit;

•	engraft into existing tissue in the desired manner; or

•	achieve therapeutic benefits equal to, or better than, the standard of treatment at the time of testing.
     In addition, our therapeutic products may cause undesirable side effects. Results of preclinical research in animals may not be indicative of future clinical results in humans.
     Ultimately if regulatory authorities do not approve our products or if we fail to maintain regulatory compliance, we would be unable to commercialize our products, and our business and results of operations would be harmed. Even if we do succeed in developing products, we will face many potential obstacles such as the need to develop or obtain manufacturing, marketing and distribution capabilities. Furthermore, because transplantation of cells is a new form of therapy, the marketplace may not accept any products we may develop.
     Moreover, because our cell-based therapeutic products will be derived from tissue of individuals other than the patient (that is, they will be “non-self” or “allogeneic” transplant products), patients will likely require the use of immunosuppressive drugs. While immunosuppression is now standard in connection with allogeneic transplants of various kinds, such as heart or liver transplants, long-term maintenance on immunosuppressive drugs can result in complications such as infection, cancer, cardiovascular disease, and renal dysfunction. An immunosuppression regimen was used with our therapeutic product candidate in our Phase I clinical trial for NCL, and is included in the protocol for our ongoing Phase I clinical trial for PMD.
Our success will depend in large part on our ability to develop and commercialize products that treat diseases other than neuronal ceroid lipofuscinosis (Batten disease) and Pelizeaus-Merzbacher Disease (PMD).
     Although we have initially focused on evaluating our neural stem cell product for the treatment of infantile and late infantile NCL (Batten disease) and for Pelizeaus-Merzbacher Disease, these diseases are rare and the markets for treating these diseases are small. Accordingly, even if we obtain marketing approval for our HuCNS-SC product candidate for infantile and late infantile NCL or for PMD, in order to achieve profitability, we will likely need to obtain approval to treat additional diseases that present more significant market opportunities.
Acquisitions of companies, businesses or technologies may substantially dilute our stockholders and increase our operating losses.
     We may make acquisitions of businesses, technologies or intellectual property rights or otherwise modify our business model in ways we believe to be necessary, useful or complementary to our current business. For example, on April 1, 2009 we acquired substantially all of the operating assets and liabilities of Stem Cell Sciences Plc (SCS). Any such acquisition or change in business activities may require assimilation of the operations, products or product candidates and personnel of the acquired business and the training and integration of its employees, and could substantially increase our operating costs, without any offsetting increase in revenue. Acquisitions may not provide the intended technological, scientific or business benefits and could disrupt our operations and divert our limited resources and management’s attention from our current operations, which could harm our existing product development efforts. We would likely issue equity securities to pay for any other future acquisitions. The issuance of equity securities for an acquisition could be substantially dilutive to our stockholders. In addition, our results of operations may suffer because of acquisition-related costs or the post-acquisition costs of funding the development of an acquired technology or product candidates or operation of the acquired business, or due to amortization or impairment costs for acquired goodwill and other intangible assets. Any investment made in, or funds advanced to, a potential acquisition target could also significantly adversely affect our results of operation and could further reduce our limited capital resources. Any acquisition or action taken in anticipation of a potential acquisition or other change in business activities could substantially depress the price of our stock.
Costs and disruptions from the management of the acquired SCS business may impair our business.
     On April 1, 2009, we acquired substantially all of the operating assets and liabilities of SCS, including its former subsidiaries in England and Australia. To realize the anticipated benefits of this acquisition, we must successfully manage and coordinate business operations in multiple geographies, which is frequently a complex, costly and time-consuming process. Therefore, we expect to devote a significant amount of our management’s time and attention to managing our operations outside the United States. As a result, we may have difficulty maintaining employee morale and retaining key employees, consultants and collaborators. We may also encounter incompatible methods, practices or policies or unanticipated difficulties integrating information technology, communications and other systems. Managing our consolidated operations may also entail numerous operational, legal and financial risks and uncertainties, including:
•	incurrence or assumption of material liabilities, including unanticipated ones;

•	assumption of pre-existing contractual obligations and obligations owed by the acquired SCS business to customers and research collaborators, which may not be profitable to our business or deemed consistent with our development plans;

•	diversion of resources and management attention from our existing businesses and technologies;

•	inability to retain key employees of any acquired businesses or hire enough qualified personnel to staff any new or expanded operations;

•	impairment or loss of relationships with key customers or collaborators; and

•	exposure to new and unanticipated federal, state, local, and foreign legal requirements, which may impact our research and development programs on a consolidated basis.
     Our failure to address these risks and uncertainties successfully in the future could harm our business and prevent our achievement of anticipated growth, which could have an adverse effect on our financial condition and results of operations.
We have payment obligations resulting from real property owned or leased by us in Rhode Island, which diverts funding from our cell-based therapeutics research and development and enabling cell technologies programs.
     Prior to our reorganization in 1999 and the consolidation of our business in California, we carried out our former encapsulated cell therapy programs in Lincoln, Rhode Island, where we also had our administrative offices. Although we have vacated the Rhode Island facilities, we remain obligated to make lease payments and payments for operating costs for our former science and administrative facility, which we have leased through June 30, 2013. These costs, before sub-tenant rental income, amounted to approximately $1,400,000 in 2010; our rent payments will increase over the term of the lease, and our operating costs may increase as well. In addition to these costs of our former science and administrative facility, we are obligated to make debt service payments and payments for operating costs of approximately $411,000 per year for our former encapsulated cell therapy pilot manufacturing facility, which we own. We have currently subleased a portion of the science and administrative facility, and we are seeking to sublease the remaining portion, but we cannot be sure that we will be able to keep any part of the facility subleased for the duration of our obligation. We are currently seeking to sublease the pilot manufacturing facility, but may not be able to sublease or sell the facility in the future. These continuing costs significantly reduce our cash resources and adversely affect our ability to fund further development of our cell technologies. In addition, changes in real estate market conditions and assumptions regarding the length of time it may take us to either fully sublease, assign or sell our remaining interest in the our former research facility in Rhode Island may have a significant impact on and cause large variations in our quarter to quarter results of operations. In 1999, in connection with exiting our former research facility in Rhode Island, we created a reserve for the estimated lease payments and operating expenses related to it. The reserve is periodically re-evaluated and adjusted based on assumptions relevant to real estate market conditions and the estimated time until we can either fully sublease, assign or sell our remaining interests in the property. At September 30, 2010, the reserve was $3,673,000. For the nine months ended September 30, 2010, we incurred $898,000 in operating expenses net of sub-tenant income for this facility. Expenses for this facility will fluctuate based on changes in tenant occupancy rates and other operating expenses related to the lease. Even though it is our intent to sublease, assign, sell, or otherwise divest ourselves of our interests in the facility at the earliest possible time, we cannot determine with certainty a fixed date by which such events will occur. In light of this uncertainty, based on estimates, we will periodically re-evaluate and adjust the reserve, as necessary, and we may make significant adverse adjustments to the reserve in the future.
We may be unable to obtain partners to support our product development efforts when needed to commercialize our technologies.
     Equity and debt financings alone may not be sufficient to fund the cost of developing our cell technologies, and we may need to rely on partnering or other arrangements to provide financial support for our product development efforts. In addition, in order to successfully develop and commercialize our technologies, we may need to enter into various arrangements with corporate sponsors, pharmaceutical companies, universities, research groups, and others. With the exception of our distribution agreements with Millipore Corporation, we have no such agreements. While we have engaged, and expect to continue to engage, in discussions regarding such arrangements, we may fail to obtain any such agreement on terms acceptable to us. Even if we enter into such arrangements, we may not be able to satisfy our obligations under them or renew or replace them after their original terms expire. Furthermore, these arrangements may require us to grant rights to third parties, such as exclusive marketing rights to one or more products, may require us to issue securities to our collaborators and may contain other terms that are burdensome to us or result in a decrease in our stock price.
If we are unable to protect our patents and proprietary rights, our business, financial condition and results of operations may be materially harmed.
     We either own or exclusively license a number of patents and pending patent applications related to various stem and progenitor cells, including human neural stem cell cultures, as well as methods of deriving and using them. We also own or exclusively license a number of patents and patent applications related to certain mammalian pluripotent and multipotent stem cells, cellular reprogramming, genetic manipulation of stem cells, the creation of genetically engineered animals used for research, technologies that facilitate the identification and isolation of specific stem cell types, and media formulations for the culture of stem cells. The process of obtaining patent protection for products such as those we propose to develop is highly uncertain and involves complex and continually evolving factual and legal questions. The governmental authorities that consider patent applications can deny or significantly reduce the patent coverage requested in an application either before or after issuing the patent. For example, under the procedures of the European Patent Office, third parties may oppose our issued European patents during the relevant opposition period. These proceedings and oppositions could result in substantial uncertainties and cost for us, even if the eventual outcome is favorable to us, and the outcome might not be favorable to us. In the United States, third parties may seek to invalidate or render unenforceable issued patents through a U.S. PTO reexamination process or through the courts; currently six of our patents are the subject of litigation. In addition, changes to the laws protecting intellectual property rights could adversely impact the perceived or actual value of our Company. Consequently, we do not know whether any of our pending applications will result in the issuance of patents, whether any of our issued patents will be invalidated or restricted, whether any existing or future patents will provide sufficient protection or significant commercial advantage, or whether others will circumvent these patents, whether or not lawfully. In addition, our patents may not afford us adequate protection from competing products. Moreover, because patents issue for a limited term, our patents may expire before we can commercialize a product covered by the issued patent claims or before we can utilize the patents profitably. Some of our most important patents begin to expire in 2015.
     If we learn of third parties who infringe our patent rights, we may decide to initiate legal proceedings to enforce these rights. Patent litigation, including the pending litigation to which we are a party, is inherently unpredictable and highly risky and may result in unanticipated challenges to the validity or enforceability of our intellectual property, antitrust claims or other claims against us, which could result in the loss of these intellectual property rights. Litigation proceedings can be very time-consuming for management and are also very costly and the parties we bring actions against may have significantly greater financial resources than our own. We may not prevail in these proceedings and if we do not prevail we could be liable for damages as well as the costs and attorney fees of our opponents.
     Proprietary trade secrets and unpatented know-how are also important to our research and development activities. We cannot be certain that others will not independently develop the same or similar technologies on their own or gain access to our trade secrets or disclose such technology or that we will be able to meaningfully protect our trade secrets and unpatented know-how. We require our employees, consultants and significant scientific collaborators and sponsored researchers to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. These agreements may, however, fail to provide meaningful protection or adequate remedies for us in the event of unauthorized use, transfer or disclosure of such information or technology.
If we are unable to obtain necessary licenses to third-party patents and other rights, we may not be able to commercially develop our expected products.
     A number of pharmaceutical, biotechnology and other companies, universities and research institutions have filed patent applications or have received patents relating to cell therapy, stem and progenitor cells and other technologies potentially relevant to, or necessary for, our expected products. We cannot predict which, if any, of these applications will issue as patents or how many of these issued patents will be found valid and enforceable. There may also be existing issued patents which we are currently unaware of which would be infringed by the commercialization of one or more of our product candidates. If so, we may be prevented from commercializing these products unless the third party is willing to grant a license to us. We may be unable to obtain licenses to the relevant patents at a reasonable cost, if at all, and may also be unable to develop or obtain alternative non-infringing technology. If we are unable to obtain such licenses or develop non-infringing technology at a reasonable cost, our business could be significantly harmed. Also, any infringement lawsuits commenced against us may result in significant costs, divert our management’s attention and result in an award against us for substantial damages, or potentially prevent us from continuing certain operations.
     We are aware of intellectual property rights held by third parties that relate to products or technologies we are developing. For example, some aspects of our cell-based therapeutic product candidates involve the use of growth factors, antibodies and other reagents that may, in certain cases, be the subject of third party rights. Before we commercialize any product using these growth factors, antibodies or reagents, we may need to obtain license rights from third parties or use alternative growth factors, antibodies and reagents that are not then the subject of third party patent rights. We currently believe that the commercialization of our products as currently planned will not infringe these third party rights, or, alternatively, that we will be able to obtain necessary licenses or otherwise use alternative non-infringing technology. However, third parties may nonetheless bring suit against us claiming infringement. If we are unable to prove that our technology does not infringe their patents, or if we are unable to obtain necessary licenses or otherwise use alternative non-infringing technology, we may not be able to commercialize any products.
     We have obtained rights from companies, universities and research institutions to technologies, processes and compounds that we believe may be important to the development of our products. These licensors, however, may cancel our licenses or convert them to non-exclusive licenses if we fail to use the relevant technology or otherwise breach these agreements. Loss of these licenses could expose us to the risk that our technology infringes the rights of third parties. We can give no assurance that any of these licenses will provide effective protection against our competitors.
We compete with companies that have significant advantages over us.
     The market for therapeutic products to treat diseases of, or injuries to, the central nervous system (CNS) is large and competition is intense. The majority of the products currently on the market or in development are small molecule pharmaceutical compounds, and many pharmaceutical companies have made significant commitments to the CNS field. We believe cellular therapies, if proven safe and effective, will have unique properties that will make them desirable over small molecule drugs, none of which currently replace damaged tissue. However, any cell-based therapeutic to treat diseases of, or injuries to, the CNS is likely to face intense competition from small molecule, biologics, as well as medical devices. We expect to compete with a host of companies, some of which are privately owned and some of which have resources far greater than ours.
     In the liver field, there are no broad-based therapies for the treatment of liver disease at present. The primary therapy is liver transplantation, which is limited by the availability of matched donor organs. Liver-assist devices, when and if they become available, could also be used to help patients while they await suitably matched organs for transplantation. Liver transplantation may remain the standard of care even if we successfully develop a cellular therapy. In addition, new therapies may become available before we successfully develop a cell-based therapy for liver disease.
     The life science and research markets are each highly competitive. Most of our competitors have greater financial resources than we do, making them better equipped to license technologies and intellectual property from third parties or to fund research and development, manufacturing and marketing efforts. Our competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. In order to compete successfully in these markets, we will likely need to continue to invest in research and development, sales and marketing and customer service and support. We cannot assure you that we will have sufficient resources to continue to make such investments.
The research market is heavily dependent on government funding, and changes in government funding can adversely affect revenues for our enabling technologies.
     Our customers include researchers at academic institutions, pharmaceutical and biotechnology companies and government laboratories, all of whom fund much of their stem cell research using government monies, such as grants. A number of these customers, for example, are dependent for their funding upon grants from U.S. government agencies, such as the U.S. National Institutes of Health (NIH) and agencies in other countries. The level of government funding of research and development is unpredictable. Research and development spending of our customers can fluctuate based on spending priorities and, as was experienced in 2009 and 2010, general economic conditions. There have been instances when NIH grants have been frozen or otherwise unavailable for extended periods. The availability of governmental research funding may also continue to be adversely affected by the current economic downturn. Any reduction or delay in governmental funding could cause our customers to delay or forego purchases or reallocate their budgets in a manner adverse to us, in which case our anticipated revenues could be materially lower.
Development of our technologies is subject to, and restricted by, extensive government regulation, which could impede our business.
     Our research and development efforts, as well as any ongoing or future clinical trials, and the manufacturing and marketing of any products we may develop, will be subject to, and restricted by, extensive regulation by governmental authorities in the United States and other countries. The process of obtaining FDA and other necessary regulatory approvals for human therapeutics is lengthy, expensive and uncertain. FDA and other legal and regulatory requirements applicable to the development and manufacture of the cells and cell lines required for our preclinical and clinical products could substantially delay or prevent us from producing the cells needed to initiate additional clinical trials. We or our collaborators may fail to obtain the necessary approvals to commence or continue clinical testing or to manufacture or market our potential products in reasonable time frames, if at all. In addition, the U.S. Congress and other legislative bodies may enact regulatory reforms or restrictions on the development of new therapies that could adversely affect the regulatory environment in which we operate or the development of any products we may develop.
     We base our research and development on the use of human stem and progenitor cells obtained from human tissue, including fetal tissue. The U.S. federal and state governments and other jurisdictions impose restrictions on the acquisition and use of fetal tissue, including those incorporated in federal Good Tissue Practice, or GTP, regulations. These regulatory and other constraints could prevent us from obtaining cells and other components of our products in the quantity or quality needed for their development or commercialization of both therapeutic products and certain of our enabling cell technologies. These restrictions change from time to time and may become more onerous. Additionally, we may not be able to identify or develop reliable sources for the cells necessary for our potential products — that is, sources that follow all state and federal laws and guidelines for cell procurement. Certain components used to manufacture our stem and progenitor cell product candidates will need to be manufactured in compliance with the FDA’s Good Manufacturing Practices, or GMP. Accordingly, we will need to enter into supply agreements with companies that manufacture these components to GMP standards.
     Noncompliance with applicable requirements both before and after product marketing approval, if any, can subject us, our third party suppliers and manufacturers, and our other collaborators to administrative and judicial sanctions, such as, among other things, warning letters, fines and other monetary payments, recall or seizure of products, criminal proceedings, suspension or withdrawal of regulatory approvals, interruption or cessation of clinical trials, total or partial suspension of production or distribution, injunctions, limitations on or the elimination of claims we can make for our products, and refusal of the government to enter into supply contracts or fund research, or delay in approving or refusal to approve new drug applications.
We are dependent on the services of key personnel.
     We are highly dependent on the principal members of our management and scientific staff, including our chief executive officer, our vice presidents, and the heads of key departments or functions, and on some of our outside consultants, including the members of our scientific advisory board. Although we have entered into employment agreements with some of these individuals, they may terminate their agreements at any time. In addition, our operations are dependent upon our ability to attract and retain additional qualified scientific and management personnel. We may not be able to attract and retain the personnel we need on acceptable terms given the competition for experienced personnel among pharmaceutical, biotechnology and health care companies, universities and research institutions.

Our activities involve hazardous materials and experimental animal testing; improper handling of these animals and materials by our employees or agents could expose us to significant legal and financial penalties.
     Our research and development activities involve the controlled use of test animals as well as hazardous chemicals and potentially hazardous biological materials such as human tissue. Their use subjects us to environmental and safety laws and regulations such as those governing laboratory procedures, exposure to blood-borne pathogens, use of laboratory animals, and the handling of biohazardous materials. Compliance with current or future laws and regulations may be expensive and the cost of compliance could adversely affect us.
     Although we believe that our safety procedures for using, handling, storing, and disposing of hazardous and potentially hazardous materials comply with the standards prescribed by applicable state, federal and international law , the risk of accidental contamination or injury from these materials cannot be eliminated. In the event of such an accident or of any violation of these or future laws and regulations, state or federal authorities could curtail our use of these materials; we could be liable for any civil damages that result, the cost of which could be substantial; and we could be subjected to substantial fines or penalties. In addition, any failure by us to control the use, disposal, removal, or storage, or to adequately restrict the discharge, or to assist in the cleanup, of hazardous chemicals or hazardous, infectious or toxic substances could subject us to significant liability. Any such liability could exceed our resources and could have a material adverse effect on our business, financial condition and results of operations. Moreover, an accident could damage our research and manufacturing facilities and operations and result in serious adverse effects on our business.
Natural disasters and violent acts of public protest may cause damage or disruption to us and our employees, facilities, information systems, vendors, and customers.
     Our operations are concentrated in Northern California. The western United States has experienced a number of earthquakes, wildfires, flooding, landslides and other natural disasters in recent years. These occurrences could damage or destroy our facilities which may result in interruptions to our business and losses that exceed our insurance coverage. In addition, we know that certain individuals are strenuously opposed to certain types of medical research, including embryonic stem cell research engaged in by both us and many of our customers. Acts of both legal and illegal public protest, including picketing and bioterrorism, could affect the markets in which we operate and our business operations. Any of these events could cause a decrease in both our actual and anticipated revenue, earnings and cash flows.
The development, manufacturing and commercialization of cell-based therapeutic products expose us to product liability claims, which could lead to substantial liability.
     By developing and, ultimately, commercializing therapeutic products, we are exposed to the risk of product liability claims. Product liability claims against us could result in substantial litigation costs and damage awards against us. We have obtained liability insurance that covers our clinical trials, and we will need to increase our insurance coverage if and when we begin commercializing products. We may not be able to obtain insurance on acceptable terms, if at all, and the policy limits on our insurance policies may be insufficient to cover our liability.
The manufacture of cell-based therapeutic products is novel, highly regulated, critical to our business, and dependent upon specialized key materials.
     The manufacture of cell-based and related products is complicated and difficult, dependent upon substantial know-how and subject to the need for continual process improvements to be competitive. Our manufacturing experience is limited and the technologies are comparatively new. In addition, our ability to scale-up manufacturing to satisfy the various requirements of our planned clinical trials, such as GTP, GMP and release testing requirements, is uncertain. Manufacturing disruptions may occur and despite efforts to regulate and control all aspects of manufacturing, the potential for human or system failure remains. Manufacturing irregularities or lapses in quality control could have a serious adverse effect on our reputation and business, which could cause a significant loss of stockholder value. Many of the materials that we use to prepare our cell-based and related products are highly specialized, complex and available from only a limited number of suppliers or derived from a biological origin. At present, some of our material requirements are single sourced, and the loss of one or more of these sources may adversely affect our business if we are unable to obtain alternatives or alternative sources at all or upon terms that are acceptable to us.
Because health care insurers and other organizations may not pay for our products or may impose limits on reimbursements, our ability to become profitable could be adversely affected.

     In both domestic and foreign markets, sales of potential therapeutic products are likely to depend in part upon the availability and amounts of reimbursement from third-party health care payor organizations, including government agencies, private health care insurers and other health care payors, such as health maintenance organizations and self-insured employee plans. There is considerable pressure to reduce the cost of therapeutic products. Government and other third party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for new therapeutic products and by refusing, in some cases, to provide any coverage for uses of approved products for disease indications for which the FDA or other relevant authority has not granted marketing approval. Moreover, in some cases, government and other third party payors have refused to provide reimbursement for uses of approved products for disease indications for which the FDA or other relevant authority has granted marketing approval. Significant uncertainty exists as to the reimbursement status of newly approved health care products or novel therapies such as ours. Even if we obtain regulatory approval to market our products, we can give no assurance that reimbursement will be provided by such payors at all or without substantial delay or, if such reimbursement is provided, that the approved reimbursement amounts will be sufficient to enable us to sell products we develop on a profitable basis. Changes in reimbursement policies could also adversely affect the willingness of pharmaceutical companies to collaborate with us on the development of our cellular technologies. In certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. We also expect that there will continue to be a number of federal and state proposals to implement government control over health care costs. Efforts to change regulatory and reimbursement standards are likely to continue in future legislative sessions. We do not know what legislative proposals federal or state governments will adopt or what actions federal, state or private payors for health care goods and services may take in response to such proposals or legislation. We cannot predict the effect of government control and health care reimbursement practices on our business.
Ethical and other concerns surrounding the use of stem or progenitor-based cell therapy may negatively affect regulatory approval or public perception of our product candidates, which could reduce demand for our products or depress our stock price.
     The use of stem cells for research and therapy has been the subject of debate regarding related ethical, legal and social issues. Although these concerns have mainly been directed to the use of embryonic stem cells, which we are not presently pursuing for therapeutic use, the distinction between embryonic and non-embryonic stem cells is frequently overlooked; moreover, our use of human stem or progenitor cells from fetal sources might raise these or similar concerns. In addition, we are continuing the development of embryonic stem cells and iPS cells as potential research tools, and we may in the future explore their applicability as cell-based therapeutic products. Negative public attitudes toward stem cell therapy could result in greater governmental regulation of stem cell therapies, which could harm our business. For example, concerns regarding such possible regulation could impact our ability to attract collaborators and investors. Also, existing regulatory constraints on the use of embryonic stem cells may in the future be extended to use of fetal stem cells, and these constraints might prohibit or restrict us from conducting research or from commercializing products. Existing and potential government regulation of embryonic tissue may lead researchers to leave the field of stem cell research or the country altogether, in order to assure that their careers will not be impeded by restrictions on their work. Similarly, these factors may induce graduate students to choose other fields less vulnerable to changes in regulatory oversight, thus exacerbating the risk that we may not be able to attract and retain the scientific personnel we need in face of the competition among pharmaceutical, biotechnology and health care companies, universities and research institutions for what may become a shrinking class of qualified individuals.
Restrictions on the use of human embryonic stem cells, including public and political opposition to the use of these cells, could harm our business.
     Some of our research includes testing cells derived from embryonic tissue. While we are not currently developing human embryonic stem cells as potential therapeutic products, legal restrictions on the use of human embryonic stem cells could impede our ability to develop worthwhile non-therapeutic products for research. Furthermore, we may in the future explore the applicability of embryonic stem cells as cell-based therapeutic products. The use of these cells could give rise to ethical and social commentary adverse to us, which could harm the market price of our common stock. Additional government-imposed restrictions on the use of embryos or human embryonic stem cells in research and development could also cause an adverse effect on us by harming our ability to establish important partnerships or collaborations, delaying or preventing the development of certain non-therapeutic products, and causing a decrease in the price of our stock or by otherwise making it more difficult for us to raise additional capital. These risks could have unanticipated adverse consequences on our business.
Our corporate documents and Delaware law contain provisions that could make it difficult for us to be acquired in a transaction that might be beneficial to our stockholders.
     Our board of directors has the authority to issue shares of preferred stock and to fix the rights, preferences, privileges, and restrictions of these shares without stockholder approval. These provisions in our corporate documents, along with certain provisions under Delaware law, may make it more difficult for a third party to acquire us or discourage a third party from attempting to acquire us, even if the acquisition might be beneficial to our stockholders.
Risks Related to the Securities Market
Our stock price has been, and will likely continue to be, highly volatile, which may negatively affect our ability to obtain additional financing in the future.
     The market price per share of our common stock has been and is likely to continue to be highly volatile due to the risks and uncertainties described in this section of this prospectus supplement, as well as other factors, including:
•	our ability to develop and test our technologies;

•	our ability to patent or obtain licenses to necessary technologies;

•	conditions and publicity regarding the industry in which we operate, as well as the specific areas our product candidates seek to address;

•	competition in our industry;

•	economic and other external factors or other disasters or crises;

•	price and volume fluctuations in the stock market at large that are unrelated to our operating performance; and

•	comments by securities analysts, or our failure to meet market expectations.
     Over the two-year period ended December 31, 2010, the trading price of our common stock as reported on the Nasdaq Global Market ranged from a high of $3.07 to a low of $0.75 per share. As a result of this volatility, an investment in our stock is subject to substantial risk. Furthermore, the volatility of our stock price could negatively impact our ability to raise capital or acquire businesses or technologies.
We are contractually obligated to issue shares in the future, diluting the interest of current stockholders.
     As of September 30, 2010, there were outstanding warrants to purchase 14,344,828 shares of our common stock, at a weighted average exercise price of $2.08 per share, outstanding options to purchase 11,427,099 shares of our common stock, at a weighted average exercise price of $2.00 per share, and outstanding restricted stock units for 4,665,055 shares of our common stock. We expect to issue additional options and restricted stock units to purchase shares of our common stock to compensate employees, consultants and directors, and may issue additional shares to raise capital, to acquire other companies or technologies, to pay for services, or for other corporate purposes. Any such issuances will have the effect of diluting the interest of current stockholders.

Note regarding forward-looking statements
This prospectus supplement, the accompanying prospectus, any free writing prospectus used in connection with this offering and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act that involve substantial risks and uncertainties.
Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations; the progress of our research, product development and clinical programs; the need for, and timing of, additional capital and capital expenditures; partnering prospects; costs of manufacture of products; the protection of, and the need for, additional intellectual property rights; effects of regulations; the need for additional facilities; and potential market opportunities. Our actual results may vary materially from those contained in such forward-looking statements because of risks to which we are subject, including uncertainty as to whether the U.S. Food and Drug Administration (FDA) or other regulatory authorities will permit us to proceed or continue with clinical testing of proposed products despite the novel and unproven nature of our technologies; the risk that our initial clinical trial and any other clinical trials or studies could be substantially delayed beyond their expected dates or cause us to incur substantial unanticipated costs; uncertainties in our ability to obtain the capital resources needed to continue our current research and development operations and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals; the uncertainty regarding our ability to obtain a corporate partner or partners, if needed, to support the development and commercialization of our potential cell-based therapeutics products; the uncertainty about the design of current and future clinical trials and whether we will receive the necessary support of a clinical trial site and its institutional review board to pursue current and future clinical trials in NCL, PMD or in proposed therapies for other diseases or conditions; the uncertainty regarding the outcome of our proposed clinical trial in NCL and any other clinical trials or studies we may conduct in the future; the uncertainty regarding the validity and enforceability of our issued patents; the uncertainty whether any products that may be generated in our cell-based therapeutics programs will prove clinically safe and effective; the uncertainty regarding our ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; the uncertainty whether we will achieve revenue from product sales or become profitable; uncertainties regarding our obligations with respect to our former encapsulated cell therapy facilities in Rhode Island; obsolescence of our technologies; competition from third parties; intellectual property rights of third parties; litigation risks; and other risks to which we are subject.
All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth in “Risk factors” in this prospectus supplement and the risk factors disclosed in Part I, Item 1A of and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Use of proceeds
We estimate that the maximum net proceeds from the sale of 16,000,000 shares at a price of $1.00 per share would be approximately $15.4 million, after deducting the estimated expenses. As described under “Plan of distribution” below, we are offering 10,000,000 shares of common stock at the initial closing and may be required, at the purchasers’ option, to sell up to an additional 6,000,000 shares of common stock at one or more subsequent closings to occur no later than no later than the third trading day after February 18, 2011, subject to certain limitations and qualifications.
We intend to use the net proceeds of this offering for general corporate purposes, including working capital, capital expenditures, research and development expenditures and clinical trial expenditures. A portion of the net proceeds may also be used for the acquisition of businesses, products and technologies that are complementary to ours, or for other strategic purposes.
Price range of common stock
Our common stock trades on The Nasdaq Global Market under the symbol “STEM.” The following table sets forth, for the periods indicated, the high and low intraday sales prices per share of our common stock as reported by The Nasdaq Global Market. These prices do not include retail markups, markdowns or commissions.

	High	Low
Fiscal year ending December 31, 2009
First quarter	$3.07	$1.25
Second quarter	1.94	1.50
Third quarter	1.86	1.56
Fourth quarter	1.72	1.02

Fiscal year ending December 31, 2010
First quarter	$1.58	$1.12
Second quarter	1.22	0.89
Third quarter	1.19	0.75
Fourth quarter	1.27	0.78

Fiscal year ending December 31, 2011
First quarter (through January 5, 2011)	$1.12	$1.07
The last reported sales price of our common stock on The Nasdaq Global Market on January 6, 2011 was $1.11 per share. As of January 6, 2011, there were outstanding 127,351,715 shares of our common stock.
Dividend policy
We have never declared or paid any cash dividends on our common stock. We anticipate that we will continue to retain our earnings, if any, for use in the operation of our business. Accordingly, we do not expect to pay any cash dividends on our common stock for the foreseeable future.

Dilution
If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.
Our net tangible book value as of September 30, 2010 was approximately $18 million, or $0.14 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of September 30, 2010. Assuming we sell 16,000,000 shares of common stock, the maximum number of shares we are offering pursuant to this prospectus supplement, at an offering price of $1.00 per share, and after deducting our estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $34 million, or approximately $0.23 per share of common stock, as of January 5, 2011. This represents an immediate increase in net tangible book value of approximately $0.09 per share to existing stockholders and an immediate dilution of approximately $0.77 per share to new investors. The following table illustrates this calculation on a per share basis:

Offering price for one share of common stock		$1.00
Net tangible book value per share as of September 30, 2010	0.14
Increase per share attributable to the offering	0.09

As adjusted net tangible book value per share after this offering		0.23

Dilution per share to new investors		$0.77

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors.
The number of shares of common stock shown above to be outstanding after this offering is based on the 126,969,469 shares outstanding as of September 30, 2010 and excludes:
•	11,427,099 shares of our common stock subject to options outstanding as of September 30, 2010 having a weighted average exercise price of $2.00 per share;

•	4,665,055 shares of our common stock subject to outstanding restricted stock units as of September 30, 2010 having a weighted average grant date fair value of $1.23 per share;

•	4,868,269 shares of our common stock that have been reserved for issuance in connection with future grants under our stock option plans as of September 30, 2010; and

•	14,344,828 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants as of September 30, 2010 having a weighted average exercise price of $2.08 per share.

Description of securities
In this offering, we are offering a maximum of 16,000,000 shares of common stock to be sold initially at a price of $1.00 per share. Shares will not be issued or certificated. We are offering 10,000,000 shares at the initial closing.
The purchasers also receive a right to purchase, at their election, up to an additional 6,000,000 shares in the aggregate at one or more subsequent closings, which will take place no later than the third trading day after February 18, 2011, subject to certain conditions. Any such election to purchase additional shares may be exercised no more than three times by each purchaser, in minimum increments of 600,000 shares per purchaser and per exercise, by written notice from such purchaser to us setting forth the number of shares to be purchased.
The material terms and provisions of our common stock are described under the caption “Description of Common Stock” starting on page 9 of the accompanying prospectus.

Plan of distribution
In connection with this offering, we entered into a letter agreement with Chardan Capital Markets, LLC (“Chardan”), in which we agreed to pay a placement fee to Chardan equal to 5.5% of the gross proceeds received by us at the initial closing, payable at the time of the initial closing.
The following table shows the per share and total placement fee we will pay to Chardan in connection with the sale of 10,000,000 shares of common stock at the initial closing.

Per share	$0.055

Total	$550,000

We have entered into a common stock purchase agreement (the “Purchase Agreement”) with certain investors with respect to the shares being purchased (the “Purchasers”). The Purchase Agreement (i) provides that we will issue to the Purchasers an aggregate of 10,000,000 shares of our common stock at the initial closing and (ii) provides an option to the Purchasers to buy up to an additional 6,000,000 shares of our common stock at one or more subsequent closings, which will occur no later than the third trading day after February 18, 2011, subject to certain limitations and qualifications. The offering price at the initial closing and any subsequent closings will equal $1.00 per share. The Purchase Agreement contains representations and warranties and covenants for each party, which must be true and have been performed at the applicable closing.
This is a brief summary of the material provisions of the Purchase Agreement and does not purport to be a complete statement of its terms and conditions. A copy of the form of the Purchase Agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part.
We estimate the total expenses of this offering that will be payable by us will be approximately $600,000, which includes the placement fee, legal and printing costs and various other fees associated with registering and listing the common stock. After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately $15.4 million, assuming the sale of all 16,000,000 shares of common stock. It is possible that fewer than all of the shares we are offering pursuant to this prospectus supplement will be sold, in which case our net proceeds would be reduced.
NO SALES OF SIMILAR SECURITIES
Pursuant to the Purchase Agreement, we have agreed not to offer, sell, contract to sell or otherwise dispose of or hedge our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 30 calendar days following the initial closing or 30 calendar days following any subsequent closing, unless the sale price in such financing is more than the offering price in respect of this offering. However, these restrictions do not prohibit us from issuing securities in connection with a joint venture, licensing, strategic alliance or similar arrangement or from issuing securities to service providers, consultants, employees or directors in the ordinary course or pursuant to any of our equity incentive plans, and do not prohibit Cantor Fitzgerald from selling our securities pursuant to the controlled equity offering sales agreement between us and Cantor Fitzgerald.
NASDAQ GLOBAL MARKET
Our common stock is quoted on The Nasdaq Global Market under the symbol “STEM.”

Where you can find more information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.
Incorporation of certain documents by reference
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus supplement. Any statement in a document we incorporate by reference into this prospectus supplement or the accompanying prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement or accompanying prospectus, as applicable, except as modified or superseded.
We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which is considered to be a part of this prospectus supplement:
•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 2010, June 30, 2010 and September 30, 2010;

•	our Current Reports on Form 8-K filed with the SEC on February 11, 2010, May 7, 2010, June 7, 2010, June 9, 2010, June 30, 2010, August 10, 2010, August 13, 2010, August 19, 2010, September 21, 2010, October 7, 2010, October 28, 2010, November 4, 2010, November 23, 2010, December 10, 2010, and January 6, 2011;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 13, 2010; and

•	the description of our common stock and related rights contained in our registration statements on Form 8-A (file no. 000-19871) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02, Item 7.01 or Item 9.01 of any current report on Form 8-K we may subsequently file.
Statements made in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

Experts
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
StemCells, Inc.
3155 Porter Drive
Palo Alto, CA 94304
Attention: Investor Relations
Phone: (650) 475-3100
email: irpr@stemcellsinc.com
Copies of these filings are also available, without charge, on our Internet website at www.stemcellsinc.com after they are filed electronically with the SEC.
Legal matters
Various legal matters with respect to the validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Ropes & Gray LLP.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

PROSPECTUS
$100,000,000
STEMCELLS, INC.
Common Stock
Preferred Stock
Warrants
Debt Securities
___________________
     We may offer to the public, from time to time, in one or more series or issuances:
•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities; or

•	debt securities consisting of debentures, notes or other evidences of indebtedness.
     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.
     We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
     Our common stock is traded on the Nasdaq Global Market under the symbol “STEM.” On November 1, 2010, the closing price of our common stock was $0.88.
     Investing in our securities involves certain risks. Please carefully consider “Risk Factors” on page 5 and other information included and incorporated by reference in this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase our securities.
___________________
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
___________________
The date of this prospectus is November 16, 2010

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
     This prospectus does not contain all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.
     All references in this prospectus to “StemCells,” the “Company,” “we,” “us,” or “our” mean StemCells, Inc. and its subsidiaries unless we state otherwise or the context otherwise requires.
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since such date.

PROSPECTUS SUPPLEMENT
          The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, especially the section entitled “Risk Factors” and the consolidated financial statements and the notes to the consolidated financial statements incorporated by reference.
Our Company
     We are engaged in researching, developing, and commercializing stem cell therapeutics and technologies for stem cell-based research, drug discovery and development. Our research and development efforts primarily support our therapeutic product programs, where we are engaged in identifying and developing potential cell-based therapeutics which can either restore or support organ function. In particular, since we relocated our corporate headquarters to California in 1999, our efforts have been directed at refining our methods for identifying, isolating, culturing, and purifying the human neural stem cell and human liver engrafting cells (hLEC) and developing these as potential cell-based therapeutics for the central nervous system (CNS) and the liver, respectively.
     In our CNS Program, our HuCNS-SC® product candidate (purified human neural stem cells) is currently in clinical development for two neurodegenerative brain disorders, and our goal is to initiate clinical testing of our HuCNS-SC cells for spinal cord injury in 2011 and for degenerative retinal disorders in 2012. We have completed a six patient Phase I clinical trial in infantile and late infantile neuronal ceroid lipofuscinosis (NCL), a lysomal storage disorder often referred to as Batten disease. The data from this trial showed that the HuCNS-SC cells were well tolerated, and there was evidence of engraftment and long-term survival of the HuCNS-SC cells. In October 2010, we initiated a second clinical trial in NCL to further assess the safety of HuCNS-SC cells and to examine their ability to affect the progression of the disease. We are also currently conducting a Phase I clinical trial to assess the safety and preliminary effectiveness of HuCNS-SC cells as a treatment for Pelizeaus-Merzbacher Disease (PMD), a myelination disorder in the brain. Two of the four planned patients for this trial have been enrolled and transplanted with our HuCNS-SC cells, and we anticipate completing enrollment in early 2011.
     In our Liver Program, we have identified a subset of our human liver engrafting cells which we believe may be a candidate for product development, and we are working to purify and characterize this subset. We have also conducted research on several other cell types and in other areas, which could lead to other possible product candidates, process improvements or further research activities. For a brief description of our significant therapeutic research and development programs, see “Business — Overview — Cellular Medicine Programs” in Part I, Item 1 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the 2009 10-K).
     We are also engaged in developing and commercializing applications of our technologies to enable stem cell-based research, which we believe represent nearer-term commercial opportunities. Our portfolio of enabling technologies includes cell technologies relating to embryonic stem cells, induced pluripotent stem (iPS) cells, and tissue-derived (adult) stem cells; expertise and infrastructure for providing cell-based assays for drug discovery; a cell culture products business; and an intellectual property portfolio with claims relevant to cell processing, reprogramming and manipulation, as well as to gene targeting and insertion. Many of our enabling technologies were acquired in April 2009 as part of our acquisition of the operations of Stem Cell Sciences Plc. For a brief description of our significant enabling technologies programs, see “Business — Overview — Enabling Technologies Programs” in Part I, Item 1 included in our 2009 10-K.
     Our principal executive offices are located at StemCells, Inc., 3155 Porter Drive, Palo Alto, CA 94304 and our phone number is (650) 475-3100.

RISK FACTORS
     You should consider the “Risk Factors” included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for this fiscal year ended December 31, 2009, filed with the SEC on March 11, 2010, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed after such annual report. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated in this prospectus by reference may contain “forward-looking statements”. Except for strictly historical information contained herein, matters discussed in this report constitute forward-looking statements. Generally, these statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “look forward,” “may,” “planned,” “potential,” “should,” “will,” and “would,” and similar terms. These forward-looking statements reflect our current expectations and are based upon currently available data. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in the forward-looking statements.
     Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations; the progress of our research, product development and clinical programs; the need for, and timing of, additional capital and capital expenditures; partnering prospects; costs of manufacture of products; the protection of, and the need for, additional intellectual property rights; effects of regulations; the need for additional facilities; and potential market opportunities. Our actual results may vary materially from those contained in such forward-looking statements because of risks to which we are subject, including uncertainty as to whether the U.S. Food and Drug Administration (FDA) or other regulatory authorities will permit us to proceed or continue with clinical testing of proposed products despite the novel and unproven nature of our technologies; the risk that our initial clinical trial and any other clinical trials or studies could be substantially delayed beyond their expected dates or cause us to incur substantial unanticipated costs; uncertainties in our ability to obtain the capital resources needed to continue our current research and development operations and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals; the uncertainty regarding our ability to obtain a corporate partner or partners, if needed, to support the development and commercialization of our potential cell-based therapeutics products; the uncertainty about the design of current and future clinical trials and whether we will receive the necessary support of a clinical trial site and its institutional review board to pursue current and future clinical trials in NCL, PMD or in proposed therapies for other diseases or conditions; the uncertainty regarding the outcome of our proposed clinical trial in NCL and any other clinical trials or studies we may conduct in the future; the uncertainty regarding the validity and enforceability of our issued patents; the uncertainty whether any products that may be generated in our cell-based therapeutics programs will prove clinically safe and effective; the uncertainty regarding our ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; the uncertainty whether we will achieve revenue from product sales or become profitable; uncertainties regarding our obligations with respect to our former encapsulated cell therapy facilities in Rhode Island; obsolescence of our technologies; competition from third parties; intellectual property rights of third parties; litigation risks; and other risks to which we are subject. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth in “Risk Factors” in this prospectus.
     The forward-looking statements included in this prospectus represent our estimates as of the date of this prospectus. We specifically disclaim any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS
     Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.
RATIO OF EARNINGS TO FIXED CHARGES
Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

						Nine
						Months
						Ended
						September
	Year Ended December 31,					30, 2010
	2005	2006	2007	2008	2009
	(in thousands)
Ratio of earnings to fixed charges (1)	—	—	—	—	—	—
Deficiency of earnings available to cover fixed charges	$(13,726)	$(20,927)	$(27,107)	$(31,307)	$(29,156)	$(18,110)

(1)	In each of the periods presented, our earnings were insufficient to cover fixed charges and accordingly ratios are not presented.

PLAN OF DISTRIBUTION
          We may sell securities in any of the ways described below, including any combination thereof:
•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.
          The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
          Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
          The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.
          Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In no event will any underwriter or dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent of the price of the securities being registered.
          Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.
          We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
          Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

          One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and describe the terms of its agreement, if any, with us and the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
          Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.
          The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.
          Certain persons participating in this offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON STOCK
     The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.
     We have authority to issue 250,000,000 shares of common stock. As of November 1, 2010, we had 127,029,870 shares of common stock outstanding.
General
     Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide the common stock with any redemption, conversion or preemptive rights. All shares of common stock that are outstanding as of the date of this prospectus and, upon issuance and sale, all shares we are offering by this prospectus, will be fully-paid and nonassessable.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Nasdaq Global Market
     Our common stock is listed for quotation on the Nasdaq Global Market under the symbol “STEM.”
DESCRIPTION OF PREFERRED STOCK
     We have authority to issue 1,000,000 shares of undesignated preferred stock. As of November 1, 2010, no shares of our preferred stock were outstanding. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our restated certificate of incorporation and our amended and restated by-laws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.
     Our board of directors is authorized, without stockholder approval, from time to time, to issue shares of preferred stock in series and may, at the time of issuance, subject to Delaware law and our charter and by-laws, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.
     If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of StemCells, Inc.; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of StemCells, Inc.
          The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
Transfer Agent and Registrar
          The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.
DESCRIPTION OF WARRANTS
          We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.
          The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Transfer Agent and Registrar
     The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
     We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
     We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities; or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of StemCells, Inc. and will rank equally with all of our other unsecured indebtedness.
     The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.
General
     We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

     The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of StemCells, Inc.
     We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
     We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
     We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
     We may issue debt securities that will be represented by either:
•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.
     We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Certificated Debt Securities
     If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
     You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.
Global Securities
     If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
     The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
No Protection in the Event of Change of Control
     The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of StemCells, Inc., or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Covenants
     Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger and Sale of Assets
     We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:
•	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.
Events of Default
     Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:
•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of StemCells, Inc. or any of our significant subsidiaries.
     The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.
     If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:
•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.
     In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.
     If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.
     The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.
     No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:
•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.
     These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.
Modification and Waiver
     From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:
•	to provide that the surviving entity following a change of control of StemCells, Inc. permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.
     From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding series of debt securities, amend or supplement the indenture or the debt securities of such series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
     The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:
•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):
               (1) to register the transfer or exchange of such debt securities;
               (2) to replace temporary or mutilated, destroyed, lost or stolen debt securities;
               (3) to compensate and indemnify the trustee; or
               (4) to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or
•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).
     In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:
•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;
which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.
     In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.
     If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.
     The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
     The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.
Regarding the Trustee
     We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of StemCells, Inc., the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
     The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

LEGAL MATTERS
     The validity of the issuance of the securities offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements, and management’s assessment of the effectiveness of internal control over financial reporting, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly reports and special reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.stemcellsinc.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:
Public Reference Room
100 F Street N.E.
Washington, DC 20549.
     Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.
     The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all of the securities by this prospectus is completed, including all filings made after the date of this initial registration statement and prior to its effectiveness. We hereby incorporate by reference the following documents (File No. 000-19871):
•	Our Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 000-19871);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 (File No. 000-19871);

•	Our Current Reports on Form 8-K filed on February 11, 2010, May 7, 2010, June 7, 2010, June 9, 2010, June 30, 2010, August 10, 2010, August 13, 2010, August 19, 2010, September 21, 2010, October 7, 2010, and October 28, 2010 (File No. 000-19871);

•	Our Definitive Proxy Statement on Schedule 14A filed on April 13, 2010; and

•	The description of our common stock contained in our registration statements on Form 8-A filed August 3, 1998, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.stemcellsinc.com), and you may request copies at no cost, by writing or telephoning us at the following address:
StemCells, Inc.
3155 Porter Drive
Palo Alto, Ca 94304
Attention: Investor Relations
Phone: (650) 475-3100
email: irpr@stemcellsinc.com
          The information contained on our website is not a part of this prospectus.

$100,000,000
StemCells, Inc.
Common Stock
Preferred Stock
Warrants
Debt Securities
PROSPECTUS
November 16, 2010
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.